Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

•	Third quarter revenue of $498 million, up 26% year-over-year

•	Third quarter GAAP net income of $91 million, or $0.50 per diluted share, up 14% year-over-year

•	Third quarter non-GAAP net income* of $111 million, up 23% year-over-year, or $0.62 per diluted share, up 24% year-over-year

CAMBRIDGE, Mass. – October 29, 2014 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud services for delivering, optimizing and securing online content and business applications, today reported financial results for the third quarter ended September 30, 2014. Revenue for the third quarter of 2014 was $498 million, a 26% increase over third quarter 2013 revenue of $396 million.

“Akamai delivered very strong third quarter financial results across every product and geography, with Media driving the top and bottom line performance above our guidance range,” said Dr. Tom Leighton, Chief Executive Officer.  “We continued to invest across our business to develop unique, innovative solutions designed to help our customers drive business online in an increasingly complex, hyper-connected world.”

GAAP net income for the third quarter of 2014 was $91 million, or $0.50 per diluted share, an increase from the prior quarter's GAAP net income of $73 million, and a 14% increase over third quarter 2013 GAAP net income of $80 million, or $0.44 per diluted share.

Non-GAAP net income* for the third quarter of 2014 was $111 million, or $0.62 per diluted share, an increase from the prior quarter's non-GAAP net income of $106 million, and a 23% increase over third quarter 2013 non-GAAP net income of $90 million, or $0.50 per diluted share.

Adjusted EBITDA* for the third quarter of 2014 was $213 million, an increase from the prior quarter's Adjusted EBITDA of $204 million, and up from $173 million in the third quarter of 2013. Adjusted EBITDA margin* for the third quarter of 2014 was 43%, consistent with the prior quarter and down a point from the same period last year.

GAAP income from operations for the third quarter of 2014 was $120 million, an increase from the prior quarter's GAAP income from operations of $112 million, and up from $100 million in the third quarter of 2013.  GAAP operating margin for the third quarter of 2014 was 24%, consistent with the prior quarter and down one percentage point from the same period last year.

Non-GAAP income from operations* for the third quarter of 2014 was $158 million, an increase from the prior quarter's non-GAAP income from operations of $156 million, and up from $132 million in the third quarter of 2013. Non-GAAP operating margin* for the third quarter of 2014 was 32%, down one percentage point from the prior quarter and the same period last year.

Cash from operations for the third quarter of 2014 was $173 million, or 35% of revenue. The Company had $1.6 billion of cash, cash equivalents and marketable securities as of September 30, 2014.

During the third quarter of 2014, under the share repurchase program authorized by the Board of Directors in October 2013, the Company spent approximately $39 million to repurchase 0.6 million shares of its common stock, at an average price of $60.12 per share. The Company had approximately 178 million shares of common stock outstanding as of September 30, 2014.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-318-8617 (or 1-617-399-5136 for international calls) and using passcode No. 21832022. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 18079767.

About Akamai
Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications.  At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise.  Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.  To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$214,339	$333,891
Marketable securities	496,573	340,005
Accounts receivable, net	326,747	271,988
Prepaid expenses and other current assets	90,173	62,096
Deferred income tax assets	24,844	21,734
Current assets	1,152,676	1,029,714
Property and equipment, net	559,194	450,287
Marketable securities	850,847	573,026
Goodwill and acquired intangible assets, net	1,189,862	834,797
Deferred income tax assets	2,530	2,325
Other assets	99,182	67,536
Total assets	$3,854,291	$2,957,685
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$248,786	$224,095
Other current liabilities	52,815	39,071
Current liabilities	301,601	263,166
Convertible senior notes	600,098	—
Other liabilities	104,212	65,088
Total liabilities	1,005,911	328,254
Stockholders' equity	2,848,380	2,629,431
Total liabilities and stockholders' equity	$3,854,291	$2,957,685

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$498,042	$476,035	$395,790	$1,427,579	$1,141,942
Costs and operating expenses:
Cost of revenue (1) (2)	158,812	149,318	132,039	447,742	377,136
Research and development (1)	32,583	32,052	24,857	92,869	67,359
Sales and marketing (1)	96,215	91,462	67,811	268,742	198,326
General and administrative (1) (2)	81,905	81,880	66,634	239,946	183,365
Amortization of acquired intangible assets	8,403	8,403	4,859	23,654	16,653
Restructuring (benefits) charges	(115)	569	69	1,189	891
Total costs and operating expenses	377,803	363,684	296,269	1,074,142	843,730
Income from operations	120,239	112,351	99,521	353,437	298,212
Interest income	2,010	1,740	1,458	5,389	4,543
Interest expense	(4,482)	(4,516)	—	(10,939)	—
Other expense, net	(188)	(899)	(305)	(1,968)	(96)
Income before provision for income taxes	117,579	108,676	100,674	345,919	302,659
Provision for income taxes	26,424	35,790	20,918	109,078	89,521
Net income	$91,155	$72,886	$79,756	$236,841	$213,138

Net income per share:
Basic	$0.51	$0.41	$0.45	$1.33	$1.20
Diluted	$0.50	$0.40	$0.44	$1.31	$1.17

Shares used in per share calculations:
Basic	178,186	178,081	178,235	178,324	178,008
Diluted	180,955	180,841	181,922	181,278	181,623

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net income	$91,155	$72,886	$79,756	$236,841	$213,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,415	58,712	47,954	179,643	134,455
Stock-based compensation	28,008	31,678	24,479	84,800	72,211
Provision (benefit) for doubtful accounts	1,053	377	(310)	1,517	889
Excess tax benefits from stock-based compensation	(4,297)	(4,483)	(8,530)	(23,958)	(18,152)
(Benefit) provision for deferred income taxes	(11,218)	20,180	—	10,622	—
Amortization of debt discount and issuance costs	4,482	4,516	—	10,939	—
Loss (gain) on disposal of property and equipment	287	(177)	(324)	325	(15)
(Gain) and other activity related to divestiture of a business	—	—	1,093	—	(1,188)
Loss on investments	—	393	—	393	—
Change in fair value of contingent consideration	—	300	—	300	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(8,959)	(23,117)	(16,118)	(50,213)	(51,321)
Prepaid expenses and other current assets	(9,348)	7,963	6,941	(22,346)	(9,266)
Accounts payable and accrued expenses	15,417	43,970	20,035	36,876	43,730
Deferred revenue	2,938	(409)	4,379	7,688	10,991
Other current liabilities	(2,122)	132	255	(703)	32
Other non-current assets and liabilities	(1,529)	(12,697)	(1,722)	(10,195)	(3,328)
Net cash provided by operating activities	173,282	200,224	157,888	462,529	392,176

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cash flows from investing activities:
Cash received (paid) for acquired businesses, net of cash acquired	—	115	(27,500)	(386,532)	(27,420)
Purchases of property and equipment and capitalization of internal-use software development costs	(71,782)	(70,519)	(60,388)	(226,307)	(197,738)
Purchases of short- and long-term marketable securities	(204,607)	(204,648)	(93,681)	(1,068,198)	(403,556)
Proceeds from sales and maturities of short- and long-term marketable securities	93,300	138,152	57,509	631,422	344,702
Proceeds from the sale of property and equipment	218	418	335	802	761
Other non-current assets and liabilities	4,976	2,442	(2,959)	6,420	(3,320)
Net cash used in investing activities	(177,895)	(134,040)	(126,684)	(1,042,393)	(286,571)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	(868)	—	678,735	—
Proceeds from the issuance of warrants related to convertible senior notes	—	—	—	77,970	—
Purchase of note hedge related to convertible senior notes	—	—	—	(101,292)	—
Repayment of acquired debt and capital leases	—	—	—	(17,862)	—
Payment of contingent consideration related to acquired business	(1,575)	—	—	(1,575)	—
Proceeds from the issuance of common stock under stock plans	17,362	13,670	26,157	75,361	54,418
Excess tax benefits from stock-based compensation	4,297	4,483	8,530	23,958	18,152
Employee taxes paid related to net share settlement of stock-based awards	(8,957)	(7,977)	(7,434)	(43,205)	(28,559)
Repurchases of common stock	(39,022)	(71,344)	(29,626)	(226,513)	(112,408)
Net cash (used in) provided by financing activities	(27,895)	(62,036)	(2,373)	465,577	(68,397)
Effects of exchange rate changes on cash and cash equivalents	(7,318)	1,291	1,319	(5,265)	(4,182)
Net (decrease) increase in cash and cash equivalents	(39,826)	5,439	30,150	(119,552)	33,026
Cash and cash equivalents at beginning of period	254,165	248,726	204,865	333,891	201,989
Cash and cash equivalents at end of period	$214,339	$254,165	$235,015	$214,339	$235,015

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Income from operations	$120,239	$112,351	$99,521	$353,437	$298,212
Amortization of acquired intangible assets	8,403	8,403	4,859	23,654	16,653
Stock-based compensation	28,008	31,678	24,479	84,800	72,211
Amortization of capitalized stock-based compensation	3,556	2,016	2,224	7,500	6,103
Amortization of capitalized interest expense	45	18	—	63	—
Acquisition-related costs	270	792	219	4,454	587
Restructuring (benefits) charges	(115)	569	69	1,189	891
Benefit from adoption of software development activities	(2,670)	—	—	(2,670)	—
Gain and other activity related to divestiture of a business	—	—	1,093	—	(1,188)
Operating adjustments	37,497	43,476	32,943	118,990	95,257
Non-GAAP income from operations	$157,736	$155,827	$132,464	$472,427	$393,469
Non-GAAP operating margin	32%	33%	33%	33%	34%

Net income	$91,155	$72,886	$79,756	$236,841	$213,138
Operating adjustments (from above)	37,497	43,476	32,943	118,990	95,257
Amortization of debt discount and issuance costs	4,482	4,516	—	10,939	—
Loss on investments	—	393	—	393	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(21,771)	(15,721)	(22,439)	(45,333)	(40,891)
Non-GAAP net income	111,363	105,550	90,260	321,830	267,504

Depreciation and amortization	55,411	48,275	40,871	148,426	111,699
Interest income	(2,010)	(1,740)	(1,458)	(5,389)	(4,543)
Other expense	188	506	305	1,575	96
Provision for GAAP income taxes	26,424	35,790	20,918	109,078	89,521
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	21,771	15,721	22,439	45,333	40,891
Adjusted EBITDA	$213,147	$204,102	$173,335	$620,853	$505,168
Adjusted EBITDA margin	43%	43%	44%	43%	44%

Non-GAAP net income per share:
Basic	$0.62	$0.59	$0.51	$1.80	$1.50
Diluted	$0.62	$0.58	$0.50	$1.78	$1.47

Shares used in non-GAAP per share calculations:
Basic	178,186	178,081	178,235	178,324	178,008
Diluted	180,955	180,841	181,922	181,278	181,623

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue by solution category:
Media Delivery Solutions	$230,576	$216,174	$189,066	$661,583	$549,672
Performance and Security Solutions	224,169	217,415	173,864	639,561	498,387
Service and Support Solutions	43,297	42,446	32,860	126,435	91,754
Advertising Decision Solutions and Other	—	—	—	—	2,129
Total revenue	$498,042	$476,035	$395,790	$1,427,579	$1,141,942

Stock-based compensation:
Cost of revenue	$3,030	$3,076	$2,885	$8,901	$8,230
Research and development	4,979	5,061	4,583	14,517	12,819
Sales and marketing	12,110	12,796	10,048	35,438	29,278
General and administrative	7,889	10,745	6,963	25,944	21,884
Total stock-based compensation	$28,008	$31,678	$24,479	$84,800	$72,211

Depreciation and amortization:
Network-related depreciation	$44,617	$38,496	$33,909	$119,778	$93,128
Other depreciation and amortization	10,794	9,779	6,962	28,648	18,571
Depreciation of property and equipment	55,411	48,275	40,871	148,426	111,699
Capitalized stock-based compensation amortization	3,556	2,016	2,224	7,500	6,103
Capitalized interest expense amortization	45	18	—	63	—
Amortization of acquired intangible assets	8,403	8,403	4,859	23,654	16,653
Total depreciation and amortization	$67,415	$58,712	$47,954	$179,643	$134,455

Capital expenditures:
Purchases of property and equipment	$47,034	$50,963	$42,058	$157,280	$142,258
Capitalized internal-use software development costs	31,466	28,265	20,044	84,432	55,171
Capitalized stock-based compensation	3,850	3,943	3,069	11,577	9,252
Capitalized interest expense	679	597	—	1,513	—
Total capital expenditures*	$83,029	$83,768	$65,171	$254,802	$206,681

Net increase in cash, cash equivalents and marketable securities	$69,357	$73,001	$68,107	$314,837	$91,279

End of period statistics:
Number of employees	4,858	4,588	3,769
Number of deployed servers	161,273	154,079	141,353

* See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Akamai's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of Akamai's core business performance and to be consistent with the way investors evaluate its performance and comparison of its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of its acquisition transactions.

•
Restructuring (benefits) charges – Akamai has incurred restructuring (benefits) charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from non-GAAP financial measures when evaluating its continuing business performance as such items are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

•
Benefit from adoption of software development activities – Akamai recognized a benefit to non-income-related tax expense associated with the adoption of software development activities.  Akamai excluded this item from its non-GAAP financial measures because transactions of this nature occur infrequently and are not considered part of Akamai’s core business operations.

•
Gains and other activity related to divestiture of a business – Akamai recognized a gain and other activity related to the divestiture of its Advertising Decision Solutions business. Akamai excludes gains and other activity related to divestiture of a business from non-GAAP financial measures because transactions of this nature occur infrequently and are not considered part of Akamai's core business operations.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments – Akamai has incurred losses from the impairment of certain investments. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as they occur infrequently, are not representative of Akamai's core business operations or meaningful in evaluating Akamai’s business results.

•
Income tax-effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to more properly reflect the income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; restructuring (benefits) charges; acquisition-related costs; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring (benefits) charges; acquisition-related costs; certain gains and losses on investments; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring (benefits) charges; acquisition-related costs; certain gains and losses on investments; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release.  Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.